CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statement Nos. 333-51221, 333-47132 and 333-108993 of The Procter & Gamble Company on Form S-8 of our report dated August 31, 2006 appearing in this Annual Report on Form 11-K of the Employee Stock Purchase Plan (Japan) for the year ended June 30, 2006.



/S/ C.L. MANABAT & CO.
Makati City, Philippines
September 28, 2006